As filed with the Securities and Exchange Commission on August 24, 2000
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 NS GROUP, INC.
             (Exact name of registrant as specified in its charter)

       Kentucky                                         61-0985936
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                Ninth and Lowell Streets, Newport, Kentucky 41072
               (Address of Principal Executive Offices) (Zip Code)

                                 NS GROUP, INC.
                  2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Full title of plan)

         Thomas J. Depenbrock, Vice President, Treasurer, Secretary, and
                     Chief Financial Officer, NS Group, Inc.
                Ninth and Lowell Streets, Newport, Kentucky 41072
                                 (606) 292-6809
 (Name, address and Telephone Number, including Area Code, of Agent for Service)

                        Copies of all correspondence to:
                               William F. Seabaugh
                                 Bryan Cave LLP
                             One Metropolitan Square
                           211 N. Broadway, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000



                         CALCULATION OF REGISTRATION FEE
----------------------------- --------------------- ------------------------ ----------------------- -----------------
 Title of Securities to be        Amount to be         Proposed Maximum         Proposed Maximum        Amount of
      Registered(1)                Registered         Offering Price Per       Aggregate Offering    Registration Fee
                                                           Share(3)                  Price
----------------------------- --------------------- ------------------------ ----------------------- -----------------
----------------------------- --------------------- ------------------------ ----------------------- -----------------
 Common Stock and Preferred    150,000 shares(2)            $18.094                $2,714,100             $792.00
   Stock Purchase Rights
----------------------------- --------------------- ------------------------ ----------------------- -----------------


(1) Preferred Stock Purchase Rights are attached to and trade with the Common Stock, no par value, of the Registrant (the "Common Stock"). Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.
(2) The registration statement also includes such additional shares of Common Stock as may be issued pursuant to anti-dilution provisions.
(3) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for shares of Common Stock reported on the New York Stock Exchange as of July 21, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by NS Group, Inc. (the "Company") with the Securities and Exchange Commission are incorporated in this registration statement by reference:

         (a) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended September 25, 1999;

         (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 1, 2000, as amended, and April 1, 2000;

         (c) The Company's Current Reports on Form 8-K dated February 3, 2000, March 14, 2000 and April 24, 2000;

         (d) The description of the capital stock of the Company which is contained in the Company's registration statement on Form 8-A dated November 17, 1988 (File No. 001-09838), and which incorporates by reference the description contained in the Company's prospectus dated March 4, 1988 (File No. 33-17952); and

         (e) The description of the Company's Preferred Stock Purchase Rights contained in the Company's registration statement on Form 8-A dated November 5, 1998 (File No. 001-09838).

         All documents subsequently filed by the Company pursuant to Section 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

         The securities to be offered are registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         The Company's Amended and Restated Articles of Incorporation eliminates the personal liability of directors to the Company or its shareholders for monetary damages for breach of duties as a director, except for (i) any transaction in which the director's personal financial interest conflicts with the financial interest of the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or the director knows to be violative of law, (iii) acts which violate Section 271B.8-330 of the Kentucky Business Corporation Act, or (iv) any transactions from which the director derived an improper personal benefit.

         The Company's Amended and Restated By-Laws provide that it shall indemnify each person who is or was a director or officer to the fullest extent permitted by, and in accordance with the provisions of, the Kentucky Business Corporation Act. The Company may, under certain circumstances, advance expenses to such director or officer, with or without security, and may purchase and maintain insurance on behalf of its directors and officers.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;


                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky on the 20th day of July, 2000.

                                         NS Group, Inc.

                                         By:  /s/ Thomas J. Depenbrock
                                            ------------------------------------
                                            Thomas J. Depenbrock
                                            Vice President, Treasurer, Secretary
                                            and Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints each of Clifford R. Borland, Rene J. Robichaud and Thomas J. Depenbrock his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the date indicated.

      Signatures                  Titles                                 Date

/s/ Clifford R. Borland        Chairman and Director               July 20, 2000
---------------------------
Clifford R. Borland

/s/ Rene J. Robichaud          President, Chief Executive          July 20, 2000
-----------------------------  Officer and Director
Rene J. Robichaud

/s/ Thomas J. Depenbrock       Vice President, Treasurer,          July 20, 2000
---------------------------    Secretary and Chief Financial Officer
Thomas J. Depenbrock

/s/ Patrick J. B. Donnelly     Director                            July 20, 2000
---------------------------
Patrick J. B. Donnelly

/s/ Paul C. Borland, Jr.       Director                            July 20, 2000
---------------------------
Paul C. Borland, Jr.

/s/ David A. B. Brown          Director                            July 20, 2000
---------------------------
David A. B. Brown

/s/ George Helland, Jr.        Director                            July 20, 2000
---------------------------
George Helland, Jr.

/s/ Gary L. Kott               Director                            July 20, 2000
------------------
Gary L. Kott

                                INDEX TO EXHIBITS

    Number       Description
      4.1        Amended  and  Restated  Articles of  Incorporation,  authorized
                 August 24, 1989,  incorporated  by reference  herein to Exhibit
                 3.1 to the  Registrant's  Amendment No. 1 to its Form S-1 filed on January 17, 1995 (File No. 33-56637).
      4.2        Amended  and  Restated  By-Laws,  dated as of November 4, 1999,
                 incorporated  by  reference   herein  to  Exhibit  3.2  to  the
                 Registrant's  Quarterly  Report  on Form  10-Q for the  quarter ended January 1, 2000, (File No. 001-09838).
      4.3        Rights  Agreement,  dated as of November  17, 1998  between the
                 Company and  Registrar and Transfer  Company,  as rights agent,
                 incorporated   by   reference   herein  to  Exhibit  1  to  the
                 Registrant's  Registration Statement on Form 8-A dated November
                 5, 1998 (File No. 001-09838).
      4.4        Registration  Rights  Agreement,  dated October 6, 1993,  among
                 Kentucky  Electric Steel,  Inc., the Company,  and NSub I, Inc.
                 (formerly  Kentucky Electric Steel  Corporation),  incorporated herein by reference to Exhibit 10(i) to the  Registrant's  Form
                 10-K for the fiscal  year ended  September  25,  1993 (File No.
                 1-9383).
      4.5        Indenture  (including  form of Senior Secured Note) between the
                 Company  and The  Huntington  National  Bank,  as trustee  (the
                 "Trustee"),  dated July 28,  1995,  incorporated  by  reference herein to Exhibit 4.1 to the  Registrant's  Quarterly Report on
                 Form  10-Q  for the  quarter  ended  July  1,  1995  (File  No.
                 001-09838).
      4.6        Leasehold and Fee Mortgage,  Assignment of Rents and Leases and
                 Security  Agreement,  from  Newport  Steel  Corporation  to the
                 Trustee, dated July 28, 1995,  incorporated by reference herein to Exhibit  4.2 to the  Registrant's  Quarterly  Report on Form
                 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).
      4.7        Mortgage,   Assignment   of  Rents  and  Leases  and   Security
                 Agreement,  from Koppel Steel Corporation to the Trustee, dated
                 July 28, 1995, incorporated by reference herein to Exhibit 4.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).
      4.8        Deed of Trust,  Assignment  of Rents and  Leases  and  Security
                 Agreement,  from Koppel Steel Corporation to the Trustee, dated
                 July 28, 1995, incorporated by reference herein to Exhibit 4.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).
      4.9        Leasehold Mortgage, Assignment of Rents and Leases and Security
                 Agreement, from Erlanger Tubular Corporation to the Trustee, dated July 28, 1995, incorporated by reference herein to
                 Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).

      4.10 Junior Leasehold and Fee Mortgage, Assignment of Rents and Leases and Security Agreement from Newport Steel Corporation to the Company, dated July 28, 1995, incorporated by reference herein to Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).
      4.11 Junior Mortgage, Assignment of Rents and Leases and Security Agreement from Koppel Steel Corporation to the Company, dated July 28, 1995, incorporated by reference herein to Exhibit 4.7 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).
      4.12 Junior Deed of Trust, Assignment of Rents and Leases and Security Agreement from Koppel Steel Corporation to the Company, dated July 28, 1995, incorporated by reference herein to Exhibit 4.8 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).
      4.13 Junior Leasehold Mortgage, Assignment of Rents and Leases and Security Agreement from Erlanger Tubular Corporation to the Company, dated July 28, 1995, incorporated by reference herein to Exhibit 4.9 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).
      4.14 Subsidiary Security Agreement between Newport Steel Corporation and the Trustee dated July 28, 1995, incorporated by reference herein to Exhibit 4.10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).
      4.15 Subsidiary Security Agreement between Koppel Steel Corporation and the Trustee, dated July 28, 1995, incorporated by reference herein to Exhibit 4.11 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).
      4.16 Subsidiary Security Agreement between Erlanger Tubular Corporation and the Trustee, dated July 28, 1995, incorporated by reference herein to Exhibit 4.12 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).
      4.17 ICN Security Agreement between Newport Steel Corporation and the Company, dated July 28, 1995, incorporated by reference herein to Exhibit 4.13 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).
      4.18 ICN Security Agreement between Koppel Steel Corporation and the Company, dated July 28, 1995, incorporated by reference herein to Exhibit 4.14 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).

      4.19       ICN Security Agreement between Erlanger Tubular Corporation and the  Company,  dated July 28, 1995,  incorporated  by reference herein to Exhibit 4.15 to the Registrant's  Quarterly Report on
                 Form  10-Q  for the  quarter  ended  July  1,  1995  (File  No.
                 001-09838).
      4.20       Pledge and  Security  Agreement  between  the  Company  and the
                 Trustee, dated July 28, 1995,  incorporated by reference herein to Exhibit 4.16 to the  Registrant's  Quarterly  Report on Form
                 10-Q for the quarter ended July 1, 1995 (File No. 001-09838).
      4.21       Subsidiary  Guarantee,  dated July 28,  1995,  incorporated  by reference herein to Exhibit 4.17 to the Registrant's  Quarterly
                 Report on Form 10-Q for the  quarter  ended  July 1, 1995 (File
                 No.
                 001-09838).
      4.22       Warrant  Agreement  between  the  Company  and  The  Huntington
                 National  Bank,  as  warrant   agent,   dated  July  28,  1995,
                 incorporated  by  reference  herein  to  Exhibit  4.22  to  the
                 Registrant's  Quarterly  Report  on Form  10-Q for the  quarter ended July 1, 1995 (File No. 001-09838).
      4.23       Credit  Agreement  between  the  Company  and  Bank of  America
                 National  Trust and Savings  Association,  dated July 31, 1998, incorporated  by  reference  herein  to  Exhibit  4.20  to  the
                 Registrant's  Annual  Report  on Form  10-K for the year  ended
                 September  26, 1998 (File No.  001-09838);  and Amendment No. 1
                 dated March 25, 1999,  incorporated by reference herein Exhibit
                 4.20 to the registrant's  Quarterly Report on Form 10-Q for the quarter ended March 27, 1999 (File No. 001-09838).
       5.1       Opinion of Counsel
       23.1      Consent of Independent Public Accountants
       23.2      Consent of Counsel (included in Exhibit 5.1)
       24        Power of Attorney (contained on Signature Page)